SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant  [ x ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement              [   ]   Confidential, for use
                                                         of the Commission only
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AFP IMAGING CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             AFP IMAGING CORPORATION
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
        No fee required.
        (1)   Title of each class of securities to which transaction applies:
        (2)   Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        (4)   Proposed maximum aggregate value of transaction:
        (5)   Total fee paid:
[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)   Amount Previously Paid: $_____________________
        (2)   Form, Schedule or Registration Statement No.:____________________
        (3)   Filing Party: ________________________
        (4)   Date Filed: __________________________

--------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             AFP Imaging Corporation

                    Notice of Annual Meeting of Shareholders

                         To Be Held On December 18, 1997


To the shareholders of
AFP Imaging Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of AFP Imaging Corporation, a New York corporation (the Company), which will be held on December 18, 1997 at the Company's offices, 250 Clearbrook Road, Elmsford, New York, at 9:30 a.m., New York time, to consider and act upon the following matters:

       1 To elect five directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified;

       2. To consider and act upon a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance upon the exercise of options granted from 600,000 shares of Common Stock to 1,100,000 shares of Common Stock;

       3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 1998; and

       4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only Shareholders of record at the close of business on November 10, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By order of the Board of Directors

                                                                  David Vozick,
                                                                      Secretary

Elmsford, New York
November 20, 1997



Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed Proxy, which is being solicited by the Board of Directors of the Company, and promptly return it to the Company in the enclosed postage pre-paid envelope. The Proxy may be revoked at any time before it is voted and Shareholders executing proxies may attend the Annual Meeting and vote there in person should they so desire.


Note that the time and location of the Annual Meeting is: December 18, 1997 at 9:30 a.m.

                             AFP Imaging Corporation
                               250 Clearbrook Road
                            Elmsford, New York 10523

                                 PROXY STATEMENT

The Board of Directors of AFP Imaging Corporation (the "Company") presents this Proxy Statement to all Shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on December 18, 1997. All proxies duly executed and received will be voted on all matters presented to the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors for the approval of the amendment to the Company's 1995 Stock Option Plan, and for the ratification of Arthur Andersen LLP as the Company's independent public accountants. Shares represented by proxies which are marked "abstain" for Item 3 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted, by written notice of revocation delivered to the Company prior to the Annual Meeting, or by giving notice at the Annual Meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about November 20, 1997.

The total number of shares of Common Stock of the Company outstanding as of November 10, 1997, was 7,634,461. The number of shares of Series A Convertible Preferred Stock of the Company outstanding as of November 10, 1997 was 1,372,417. The number of shares of Series B Convertible Preferred Stock of the Company outstanding as of November 10, 1997 was 711,872. The Common Stock and the Series A and Series B Preferred Stock are the only classes of securities of the Company entitled to vote at the Annual Meeting or any adjournment thereof. Each share has one vote and all classes vote together as a single class. Only Shareholders of record as of the close of business on November 10, 1997 will be entitled to vote.

A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 250 Clearbrook Road, Elmsford, New York, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.

In October 1997, Robert L. Rosen and New Ballantrae Partners, L.P. entered into an agreement with the Company, David Vozick and Donald Rabinovitch whereunder, among other things, the parties agreed to terminate the shareholders' agreement among such parties and New Ballantrae Partners, L.P., agreed to a timetable to convert its Series A and B Preferred Shares of the Company and distribute such shares to its partners. Furthermore, pursuant to such agreement, Robert L. Rosen agreed to resign from the Board, if so requested by a majority of the Board, on the earlier of October 12, 1998 and the date, if ever, when Mr. Rosen's beneficial ownership of the Company's capital shares is less than fifty percent (50%) of the number of the Company's capital shares he would be entitled to upon the liquidation of New Ballantrae Partners, L.P.

                                  ANNUAL REPORT

An Annual Report for the year ended June 30, 1997, containing financial and other information about the Company and its subsidiary companies, is being mailed at this time to all Shareholders of record entitled to vote at the Annual Meeting on December 18, 1997.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
                      PROPOSAL ONE - ELECTION OF DIRECTORS

The Company's Board of Directors has nominated David Vozick, Donald Rabinovitch, Robert L. Rosen, Jack Becker and Robert A. Blatt for election as Directors at the Annual Meeting to hold office for a one-year term or until their successors shall be elected and duly qualified. It is intended that the accompanying form of Proxy will be voted for the election as Directors of the five (5) nominees named above, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the five (5) nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

In the event any one or more of the aforesaid nominees is unable to serve, it is the intention of the persons named in the Proxy to vote for the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. Management has no reason to believe that any of the nominees will be unable to serve and each nominee has advised the Company that he can and will serve as a Director of the Company in the event he is so elected.

Pursuant to the above agreement, Messrs. Vozick and Rabinovitch and New Ballantrae Partners, L.P., have agreed to vote their respective shares for Proposal One. The aforementioned persons own in excess of 50% of the number of shares entitled to vote at the Annual Meeting.

The following table sets forth as to each nominee for election: (1) such person's name; (2) the year in which such person was first elected a Director of the Company; (3) biographical information for the last five years; (4) certain other directorships, if any, held by such person; (5) positions and offices held with the Company; and (6) such person's age. The information regarding the Company's executive officers is also set forth in the following table.

                         Year First
                           Elected
Name & Age                Director   Position

David Vozick (57)           1978     Chairman of the Board of Directors,
                                     Secretary and Treasurer

Donald Rabinovitch (51)     1978     President and Director

Robert Rosen (50)           1995     Vice - Chairman of the Board of Directors

Robert Blatt (56)           1995     Director

Jack Becker (62)            1997     Director

David Vozick has been Chairman of the Board of Directors, Secretary and Treasurer since the Company was founded in October 1978. He is a co-founder of the Company.

Donald Rabinovitch has been President since the Company was founded in October 1978. He is a co-founder of the Company.

Robert L. Rosen is the Chief Executive Officer of RLR Partners, L.L.C. a private investment fund, which is the general partner of New Ballantrae. From 1987 to 1993, Mr. Rosen had been Chairman of the Board and Chief Executive Officer of Damon Corporation and its predecessor which operated one of the leading clinical laboratory testing networks in the United States. Damon Corporation was acquired by Corning, Inc. in 1993. Mr. Rosen has been a Director of the Municipal Advantage Fund, Inc., Municipal Partners Fund Inc., Municipal Partners Fund II, Inc. and the Spring Mountain Group, since 1993, a Director of the Samonsite Corporation and Dialysis Centers of America, Inc. since 1994, a Director of Culligan Water Technologies, Inc. since 1995 and a director of the Jewish Television Network since 1996.

Robert Blatt is Chairman and majority owner of CRC Group Inc., a developer, owner and operator of commercial real estate, and a member of the New York Stock Exchange since 1985. Mr. Blatt has been a consultant to the Company since 1991. Mr. Blatt is also the Chief Executive Officer of Championship Golf Enterprises LLC, Larchmont, New York, Island Golf Resorts in St. John's, Antigua BWI, and is a Director of MTR Gaming Group, Inc. and its subsidiary, Mountaineer Race Track and Gaming Resort.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., general counsel to the Company. Such firm has been retained by the Company for more than the past three years and will be retained by the Company for the current fiscal year. Mr. Becker is a recognized authority in public and private securities financings.
He has been a member of the Board of Directors of PAXAR Corporation since 1969.

Mr. Vozick and Mr. Rabinovitch are first cousins.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below is information concerning stock ownership of each class of equity securities of the Company owned by each director and nominee of the Company, individually, by each executive officer named in the Summary Executive Compensation Table below, by all executive officers and directors of the Company as a group, and all persons known by the Company to own beneficially 5% or more of the Company's voting securities based upon the respective number of shares of Common Stock and Series A and B Preferred Stock outstanding as of November 10, 1997. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Accordingly, all shares over which the directors, nominees and executive officers named in the group directly or indirectly have or share voting or investment power have been deemed to be beneficially owned by such person.

Name and Address of             Amount and Nature of             Percent of Class      Title of Class
Beneficial Owner                Beneficial Ownership             (1),(4)               --------------
-------------------             --------------------             ----------------
David Vozick                       1,861,963 (2)(4)                  23.5%             Common Stock
250 Clearbrook Road
Elmsford, NY   10523

Donald Rabinovitch                 1,693,863 (3)(4)                  21.4%             Common Stock
250 Clearbrook Road
Elmsford, NY   10523

Robert Blatt                         703,963                          9.2%             Common Stock
1890 Palmer Avenue
Larchmont, NY  10538

New Ballantrae Partners, L.P.      1,371,461                         99.9%             Preferred Stock Series A
825 Third Avenue                     711,872                         100 %             Preferred Stock Series B
New York, NY 10022

Robert L. Rosen                    1,371,461 (5)                     99.9%             Preferred Stock Series A
825 Third Avenue                     711,872 (5)                     100 %             Preferred Stock Series B
New York, NY  10022                  150,000 (7)                      1.9%             Common Stock

Jack Becker                           32,022 (6)                       .5%             Common Stock
605 Third Avenue
New York, NY 10158

Frank O'Bryan                      1,371,461 (5)                     99.9%             Preferred Stock Series A
825 Third Avenue                     711,872 (5)                     100 %             Preferred Stock Series B
New York,  NY  10020


Steven Roth                        1,371,461 (5)                     99.9%             Preferred Stock Series A
825 Third Avenue                     711,872 (5)                     100 %             Preferred Stock Series B
New York,  NY  10020

Executive Officers and Directors   4,444,811 (4)                     53.3%             Common Stock
as a Group (5 Persons)             1,371,461                         99.9%             Preferred Stock Series A
                                     711,872                         100 %             Preferred Stock Series B

(1) Based on 7,634,461 shares of Common Stock, 1,372,417 Shares of Series A Preferred Stock and 711,872 shares of Series B Preferred Stock outstanding as of November 10, 1997. Common Stock and Preferred Stock vote as a single class on a share-for-share basis, but are considered as separate classes for purposes of this table. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Includes 231,000 shares held in trust for Mr. Vozick's three children.

(3)  Includes 156,000 shares owned by Mr. Rabinovitch's three children.

(4) In the case of both Messrs. Vozick and Rabinovitch, the amount includes 275,060 stock options issued to each of them of which all are currently exercisable. It also includes 150,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 140,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations. (See "Executive Compensation")

(5) Such shares are held by New Ballantrae Partners, L.P., a limited partnership of which RLR Partners, L.L.C. ("RLR") is sole general partner. Mr. Rosen is the managing member and Chief Executive Officer of RLR. Messrs. O'Bryan and Roth are the managing members of RLR. Messrs. Rosen, O'Bryan and Roth disclaim beneficial ownership in these shares for purposes of Rule 16a-1(a) promulgated under the Securities Exchange Act of 1934, as amended, except as to shares representing their indirect pro-rata interests in New Ballantrae Partners, L.P.

(6) Includes 25,000 shares held by Snow Becker Krauss P.C., counsel to the Company, of which Mr. Becker is a principal.

(7) Consists of stock options to acquire 150,000 shares of the Company, all of which are currently exercisable. Such options were issued in consideration for consulting services to be provided at a future date.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

The following table sets forth for the fiscal years ended June 30, 1997, 1996 and 1995, the cash and certain other compensation paid by the Company to the executive officers of the Company, each whose annual salary and bonus earned exceeded $100,000 during each year.

                                      Annual Compensation                           Long Term Compensation
                          ------------------------------------------   ------------------------------------------------
                                                        Other Annual   Restricted                LTIP        All Other
                                     Salary     Bonus   Compensation   Stock      Options/SARS   Payouts   Compensation
Name and Position         Year       ($) (1)   ($) (2)     ($) (3)     Awards        (#) (4)     (#) (4)      (#) (4)
-----------------         ----      --------   -------     --------    ------        -------     -------      -------
David Vozick              1997      $297,870       $0      $41,827         -               -          -            -
Chairman of the Board     1996      $310,350       $0      $38,673         -         216,975          -            -
Secretary, and Treasurer  1995      $269,240       $0      $38,610         -           6,633          -            -

Donald Rabinovitch        1997      $297,870       $0      $31,829         -               -          -            -
President and Director    1996      $310,350       $0      $29,081         -         216,975          -            -
                          1995      $269,240       $0      $30,530         -           6,633          -            -

(1) Amounts shown include cash compensation earned and accrued by the executive officers. 1996 includes an amount accrued in the prior fiscal year 1995 and paid in 1996.

(2) No cash bonuses were paid during the past three fiscal years.

(3) The total amounts for each fiscal year consist of premiums paid by the Company for life and disability insurance policies for their personal benefit and an automobile allowance.

(4) No restricted stock awards, stock appreciation rights ("SARS") or long-term incentive payouts ("LTIP") were granted during the fiscal years ended June 30, 1995, 1996 and 1997. Messrs. Vozick and Rabinovitch were each granted, 12,060 incentive stock options at $.55 per share in October 1994, and 263,000 incentive stock options at $.825 per share in July 1995.


Stock Options held at end of Fiscal 1997

The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the executive officers as of June 30, 1997. No SARs were granted or exercised in the 1997 fiscal year.

                                             Option/SAR Grants in Last Fiscal Year
                                             -------------------------------------
                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                Individual Grants                                                        Appreciation for Option Term
  -----------------------------------------------------------------------------          ----------------------------
                    Number of
                    Securities    % of Total
                    Underlying    Options/SARs
                    Options/      Granted to         Exercise
                    SARs          Employees          of Base        Expiration
    Name            Granted (#)   in Fiscal Year     Price ($/Sh)   Date                     5%($)        10%($)
    ----            -----------   --------------     ------------   ----                     -----        ------

---           ---    ---               ---               ---        ---                      ---          ---


               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

The following table sets forth for the fiscal year ended June 30, 1997, the options exercised and the value of unexercised options at fiscal year end for the executive officers.

                                                               Number of unexercised         Value of unexercised
                                                                  Options/SARS at         In-the-money Options/SARS
                        Shares Acquired      Value              Fiscal Year-End (#)        at Fiscal Year End ($) (1)
        Name            on exercise (#)   Realized ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
        ----            ---------------   ------------       -------------------------    --------------------------
David Vozick                  -                $0                      275,060/                    $309,321/
                                                                           0                          $0

Donald Rabinovitch            -                $0                      275,060/                    $309,321/
                                                                           0                          $0

(1) The closing bid price for the Company's Common Stock on June 30, 1997, was quoted at $1.9375 per share on NASDAQ SmallCap Market.

Compensation Committee Interlocks and Insider Participation

As the Board of Directors does not have a Compensation Committee, executive compensation is determined according to Company philosophy by the Board of Directors itself. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served on the Board of Directors of the Company.


Report of the Board of Directors on Executive Compensation

Executive Compensation

The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, recognize individual initiative and achievement, and assist the Company in attracting and retaining management with the skills critical to the long-term success of the Company. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with that of other companies in the Company's industry. The Company's executive compensation has three major components: base salaries, performance incentive, and incentive stock options.


Executive Base Salaries

Base salaries are determined by evaluating the responsibilities of the position held, the experience of the individual, and by reference to base salaries for comparable positions at companies within similar industries. The Board of Directors reviews base salaries and determines increases based upon an officer's contribution to corporate performance, the rate of inflation, and competitive market conditions.


Performance Incentive

The Board of Directors has a performance incentive program based upon corporate performance criteria relating to revenues, income and operating goals to augment the base salaries received by executive officers. No performance incentives have been paid or granted to the executive officers for the past three years.


Incentive Stock Options

The Company uses incentive stock options issued under its 1992 and 1995 Employee Stock Option Plans as a means to align management's and shareholders' interests in the enhancement of shareholder value. Incentive stock options are typically granted at the commencement of employment of key personnel and are augmented by subsequent grants periodically. All incentive stock option grants are reviewed and approved by the Board of Directors.



Benefits

The Company offers a life, health and disability benefit package to its executive officers, which is similar to the package offered to all of its employees.


Retirement and Post Retirement Benefits

The Company does not offer a post-retirement health plan to its executive officers or employees. The Company does offer a 401(k) retirement savings plan to its executive officers which is the identical plan offered to all of its employees.

The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by the Company each fiscal year is determined by the Board of Directors following a review of the profits of such fiscal year. The plan requires no minimum contribution by the Company. For the year ended June 30, 1997, the Company contributed $50,000 to the plan.

                                                        Respectfully submitted,
                                                        David Vozick
                                                        Donald Rabinovitch
                                                        Robert Rosen
                                                        Frank O'Bryan
                                                        Robert Blatt

                              [Performance Graph]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG AFP IMAGING CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX
                               AND A PEER GROUP

      AFP IMAGING              NASDAQ STOCK          S & P HEALTH CARE
      CORPORATION  PEER GROUP  MARKET (U.S.)  (MEDICAL PRODUCTS & SUPPLIES)
      -----------  ----------  ------------   -----------------------------
6/92      100
6/93       92         148         126                       82
6/94       79         167         127                       79
6/95      100         190         169                      121
6/96      192         252         218                      159
6/97      258         294         265                      211


Assumes $100 invested on June 30, 1992 in the Company's Common Stock, the NASDAQ Stock Index, the Dental Peer Group Index, and Standard and Poor's Medical Products and Supplies Index. Total return assumes reinvestment of dividends. The Dental Peer Group comprises companies nationwide which compete against the Company in its industry segment of dental products manufacturers and distributors. The Company believes that this is more representative of its present industry base. The performances of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Each member of the peer group has been publicly traded for at least five years.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period from July 1, 1996 through June 30, 1997, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

        PROPOSAL TWO - AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

The AFP Imaging Corporation 1995 Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation in 1995 and approved by the shareholders of the Company at the December 1995 Annual Meeting of Shareholders. By unanimous written consent, the Board of Directors agreed to amend the Plan to increase from 600,000 to 1,100,000 the aggregate number of shares of common stock of the Company reserved for issuance under the Plan. A copy of the Plan was originally filed with the Company's 1995 Annual Report on Form 10K. Paragraph 2 is amended to read 1,100,000 Common Shares in the aggregate. The increase in the number of authorized shares is subject to approval by the Company's shareholders.

As of September 30, 1997, there were 102,500 shares of common Stock available for future awards under the Plan. The purpose of Proposal Two is to continue the Plan by increasing by 500,000 shares the aggregate number of shares of common stock that may be issued under the Plan. If the Proposal is adopted, one or more of the employees, directors, independent contractors and consultants of the Company could receive more benefits under the Plan than they could if the Proposal is not adopted.

All other attributes, terms and conditions of the AFP Imaging Corporation 1995 Stock Option Plan remain the same. Paragraph 10C of the Plan allows the Board of Directors, subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of

Common Stock of the Company entitled to vote thereon, to increase the maximum number of common shares that may be granted under the Plan.

The affirmative vote of at least a majority of the shares of common stock of the Company entitled to vote at the Annual Meeting is required to approve the Proposal to amend the Plan. If not approved, the amendment will not become effective and there will remain 102,500 shares eligible for issuance under the Plan. The Board of Directors recommends a vote for the Proposal to amend the Plan.

        PROPOSAL THREE - RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has been independent auditors of the Company's accounts since October 1980. Such firm has no financial interest, either direct or indirect, in the Company. Selection of the auditors for the fiscal year ending June 30, 1998, will be made by the Board of Directors subject to Shareholder approval. A representative of Arthur Andersen LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from Shareholders. Management recommends voting "FOR" the ratification of the appointment of the auditors.

                               OTHER TRANSACTIONS

The Company maintains directors and officer's liability insurance with RLI Insurance Company which insures the Company and the directors and officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law. This policy is renewed each year in May and currently costs the Company $25,000 per annum.

In October 1997, the Company entered into a consulting agreement with Robert L. Rosen whereunder Mr. Rosen agreed to provide advisory services to the Company for a one year term commencing upon his resignation as a director of the Company. In consideration for such services, he will receive $200,000, payable in 12 equal monthly payments, commencing on the first business day of the term and has received a four-year option to purchase 150,000 common shares of the Company equal to the average of the closing prices of the Company's common shares during each of the ten trading days ending in October 12, 1997 and each of the ten trading days commencing on the first day after October 12, 1997.

     MEETING OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

The Board of Directors of the Company held four regular meetings and one special meeting during the fiscal year ended June 30, 1997. All Directors either attended or gave their written consent for all the Board meetings.

The Board of Directors has an Executive Committee but does not have any other standing committees. The Executive Committee did not hold any meetings during the fiscal year ended June 30, 1997. The Company does not pay any fees to Directors for attendance at meetings of the Board of Directors, except that Jack Becker's compensation for serving as a director is $2,500 per meeting of the

Board and the grant per meeting of ten year options under the Company's 1995 Stock Option Plan to acquire 3,000 shares of the Company's common stock, having an exercise price equal to the closing price of the Company's common stock at the date of said meeting.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of Shareholders of the Company which are intended to be presented at the next Annual Meeting must be received by the Company no later than July 20, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                              COSTS OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock and Preferred Stock held of record by such persons.
Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of a Shareholder of the Company, addressed to David Vozick, Secretary of the Company, AFP Imaging, 250 Clearbrook Road, Elmsford, New York, 10523, the Company will provide without charge to such Shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1997, including all statements and schedules to be filed with the Securities Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934.


                                             By Order of the Board of Directors
Elmsford, New York                                      David Vozick,
November 20, 1997                                       Secretary

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF

                            AFP IMAGING CORPORATION

The undersigned Shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 20, 1997 and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 1997 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 18, 1997 at 9:30 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       Please mark your
[ X ]  Votes as in this
       example.

                               FOR all
                           nominees listed     Withhold
                               at right        authority    Nominees:
                                                            David Vozick
1.  ELECTION OF DIRECTORS:      [   ]            [   ]      Donald Rabinovitch
                                                            Robert L. Rosen
   (If you wish to withhold authority to vote               Jack Becker
   for any individual nominee, strike a line                Robert A. Blatt
   through that nominee's name in list at right.)

2. Proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance upon the exercise of options granted thereunder from 600,000 to 1,100,000 shares of Common Stock.

    For     [   ]           Against   [   ]          Abstain    [   ]

3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

    For     [   ]           Against   [   ]          Abstain    [   ]

4. Upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

    For     [   ]           Against   [   ]          Abstain    [   ]

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINATED AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


SIGNATURE __________________________DATE____________      _____________________
                                                               Please Print

Note: (This proxy should be marked, dated and signed by the shareholder(s) exactly as the name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If the signer is a corporation, please sign in the full corporate name and give the title of the signing officer.)